Exhibit 7.2


June 30, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.02 (b) of Form 8-K dated June 27, 2005, of Anchor BanCorp Wisconsin Inc. and are in agreement with the statements contained therein.

                                        /s/ ERNST & YOUNG LLP